UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event
reported): September 24, 2014

Emerson Electric Co.
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(Exact Name of Registrant as Specified in Charter)

Missouri --------------------------------- (State or Other Jurisdiction of Incorporation)	1-278 ------------------- (Commission File Number)	43-0259330 --------------------------- (I.R.S. Employer Identification Number)

8000 West Florissant Avenue St. Louis, Missouri ------------------------------------------------ (Address of Principal Executive Offices)	63136 ------------------ (Zip Code)

Registrant’s telephone number, including area code:

(314) 553-2000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

The following information is furnished pursuant to Regulation FD.

Emerson 3-Month Orders Growth
(Percentage change versus prior year; trailing 3-month averages, excluding acquisitions and divestitures)

	June '14	July '14	August '14
Process Management	+5 to 10	+10 to 15	+10
Industrial Automation	+5	+5 to 10	0 to +5
Network Power	0 to +5	+5 to 10	0 to +5
Climate Technologies	0 to +5	+5 to 10	+10 to 15
Commercial & Residential Solutions	0 to +5	+5	+5 to 10
Total Emerson	+5	+5 to 10	+5 to 10

August 2014 Orders Comments

Trailing three-month orders growth remained solid, as strength in North America and Asia offset slower demand in Europe, reflecting mixed global market conditions. Underlying orders increased 6 percent, excluding 1 percentage point from currency translation. Growth was strong in Process Management, Climate Technologies, and Commercial & Residential Solutions, while Network Power and Industrial Automation moderated.

Process Management orders growth remained robust, led by continued momentum in North America oil and gas markets, especially for long lead-time projects. Asia and Europe were also strong, led by India, South Korea and the North Sea region. Mixed trends continued in Latin America, and demand improved slightly in Middle East/Africa.

Industrial Automation orders growth moderated with mixed trends globally, as Europe softened while North America and Asia remained strong. Growth was led by the electrical distribution, power generating alternators and materials joining businesses, partially offset by weak demand for motors and drives and in renewable energy markets.

Network Power orders slowed, primarily due to a slowdown from recent strong demand for telecommunications infrastructure investments. Growth continued in global data center markets, with improvement in Europe and Latin America, steady conditions in North America, and slower trends in Asia. Currency translation added 1 percentage point.

Climate Technologies order trends improved, led by North America residential air conditioning markets which benefited from demand acceleration related to U.S. regulatory changes effective January 1, 2015. Growth in Asia was strong, while market conditions slowed in Europe, where economic conditions weakened. The refrigeration business grew modestly, and sensors and controls demand remained soft.

Commercial & Residential Solutions order trends accelerated, benefiting from strength in North America and timing of sales channel promotions. Growth was strongest in the professional tools business and for wet/dry vacuums at big box retailers.

Upcoming Investor Events

On Tuesday, November 4, 2014, Emerson will report fourth quarter and fiscal year 2014 results. Management will discuss the results during a conference call at 2:00 p.m. ET the same day. Interested parties may listen to the live conference call via the Internet by visiting Emerson's website at www.emerson.com/financial and completing a brief registration form. A replay of the conference call will remain available for approximately three months.

On Tuesday, November 11, 2014, Emerson Chairman and Chief Executive Officer David N. Farr will present at the R. W. Baird Industrial Conference in Chicago, Illinois. The presentation will be posted on Emerson's website at www.emerson.com/financial and remain available for approximately three months after the event.

Forward-Looking and Cautionary Statements

Statements in this Current Report on Form 8-K that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties, and Emerson undertakes no obligation to update any such statements to reflect later developments. These risks and uncertainties include economic and currency conditions, market demand, pricing, protection of intellectual property, and competitive and technological factors, among others, as set forth in the Company's most recent Annual Report on Form 10-K and subsequent reports filed with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date:	September 24, 2014	By:	/s/ John G. Shively
John G. Shively Assistant General Counsel and Assistant Secretary